Marine Products Corporation Announces Date for Fourth Quarter 2017 Financial Results and Conference Call

ATLANTA, Jan. 2, 2018 /PRNewswire/ -- Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the fourth quarter and year ended December 31, 2017 on Wednesday, January 24, 2018 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, January 24, 2018 at 8:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (800) 289-0438 or (323) 994-2083 for international callers, and use conference ID number 6463754. For interested individuals unable to join via telephone, the call also will be broadcast and archived for 90 days on the Company's investor website at www.marineproductscorp.com. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive, jet drive and outboard pleasure boats, and Robalo offshore sport fishing boats. The Company continues to diversify its product lines through product innovation. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information about Marine Products Corporation or this event, please contact:

Ben Palmer
Chief Financial Officer
(404) 321-7910
irdept@marineproductscorp.com

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@marineproductscorp.com